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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT



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SUBSIDIARIES OF THE COMPANY:
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                                       PLACE OF          PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                    INCORPORATION              OWNED BY REGISTRANT
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
Beagen Street Corporation              Delaware                                   100
Flagg Bros. of Puerto Rico, Inc.       Delaware                                   100
GCO Properties, Inc.                   Tennessee                                  100
Genesco Global, Inc.                   Delaware                                   100
Genesco Merger Company Inc.            Tennessee                                  100
Genesco Netherlands BV                 Netherlands                                100
Genesco World Apparel, Ltd.            Delaware                                   100
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